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                                                              Exhibit 1


                            AGREEMENT AND PLAN OF MERGERS

               AGREEMENT AND PLAN OF MERGERS, dated as of the 17th day of January, 1994 (this "Plan"), by and among BANCFLORIDA FINANCIAL CORPORATION ("BFL"), BANCFLORIDA, A FEDERAL SAVINGS BANK (the "Bank"), FIRST UNION CORPORATION ("First Union"), FIRST UNION CORPORATION OF FLORIDA ("FUNC-FL") and FIRST UNION NATIONAL BANK OF FLORIDA ("FUNB-FL").

                                      RECITALS:

               (A) BFL. BFL is a corporation duly organized and existing in good standing under the laws of the State of Delaware, with its principal executive offices located in Naples, Florida. BFL is a registered savings and loan holding company under the Home Owners' Loan Act of 1933. As of the date hereof, BFL has 16,000,000 authorized shares of common stock, each of $0.01 par value ("BFL Common Stock"), and 2,000,000 authorized shares of cumulative convertible preferred stock, each of $0.01 par value ("BFL Preferred Stock") (no other class of capital stock being authorized), of which 3,615,370 shares of BFL Common Stock and 1,138,000 shares of BFL Preferred Stock, are issued and outstanding.

               (B) The Bank. The Bank is a stock federal savings bank duly organized and existing in good standing under the laws of the United States, with its principal executive offices located in Naples, Florida. As of the date hereof, the Bank has 3,000,000 authorized shares of common stock, each of $0.01 par value ("Bank Common Stock") 2,000,000 authorized shares of preferred stock, each of $0.01 par value ("Bank Preferred Stock")(no other class of capital stock being authorized), of which 2,539,000 shares of Bank Common Stock and 929,720 shares of Bank Preferred Stock are issued and outstanding. All of the issued and outstanding Bank Common Stock and Bank Preferred Stock are owned by BFL. As of September 30, 1993, the Bank had capital of $88,219,138, divided into common stock of $25,930, preferred stock of $9,297, surplus of $56,970,698 and undivided profits, including capital reserves, of $31,202,873, net of ESOP obligation of $294,883 and net unrealized loss on investment securities of $431,000.

               (C) First Union. First Union is a corporation duly organized and existing in good standing under the laws of the State of North Carolina, with its principal executive offices located in Charlotte, North Carolina. As of the date hereof, First Union has 750,000,000 authorized shares of common stock, each of $3.33 1/3 par value (together with the rights ("First Union Rights") issued pursuant to a Shareholder Protection Rights Agreement, dated December 18, 1990 (as amended, the "First Union Rights Agreement")) attached thereto, "First Union Common Stock"), 40,000,000 authorized shares of Class A Preferred Stock,

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          no-par value ("First Union Class A Preferred Stock"), and
          10,000,000 authorized shares of Preferred Stock, no-par value ("First Union Preferred Stock") (no other class of capital stock being authorized), of which 169,573,982 shares of First Union Common Stock, no shares of First Union Class A Preferred Stock and 6,318,350 shares of Series 1990 Cumulative Perpetual Adjustable Rate Preferred Stock, constituting a single series of First Union Preferred Stock, were issued and outstanding as of September 30, 1993.

               (D) FUNC-FL. FUNC-FL is a corporation duly organized and existing in good standing under the laws of the State of Florida, with its principal executive offices located in Jacksonville, Florida. As of the date hereof, FUNC-FL has 7,500 authorized shares of common stock each of $1.00 par value ("FUNC-FL Common Stock") (no other class of capital stock being authorized), of which two shares of FUNC-FL Common Stock are issued and outstanding and owned by First Union.

               (E) FUNB-FL. FUNB-FL is a national banking association duly organized and existing under the laws of the United States, with its principal executive offices located in Jacksonville, Florida. As of the date hereof, FUNB-FL has 4,596,079 authorized shares of common stock, each of $10.00 par value ("FUNB-FL Common Stock") (no other class of capital stock being authorized), of which 4,596,079 shares are issued and outstanding and owned by FUNC-FL (other than directors' qualifying shares). As of September 30, 1993, FUNB-FL had capital of $2,161,302,000, divided into common stock of $45,961,000, surplus of $1,698,872,000 and undivided profits, including capital reserves, of $416,469,000.

               (F) Stock Option Agreement; Voting Agreement. Immediately after the execution and delivery of this Plan, as a condition and inducement to First Union's willingness to enter into this Plan, BFL and First Union are entering into a Stock Option Agreement (the "Stock Option Agreement") in the form atached hereto as Exhibit A, pursuant to which BFL is granting to First Union an option to purchase, under certain circumstances, shares of BFL Common Stock. As a condition and inducement to First Union's, FUNC-FL's and FUNB-FL's willingness to enter into this Plan, the owner of all of the issued and outstanding shares of BFL Preferred Stock has entered into an agreement with First Union, FUNC-FL and FUNB-FL in the form attached hereto as Exhibit B, pursuant to which, among other things, such owner has agreed to vote in favor of approval of the transactions contemplated by this Plan at the Meeting (as hereinafter defined).

               (G) Rights, Etc. Except as Previously Disclosed in Schedule 4.01(C), there are no shares of BFL Common Stock, BFL Preferred Stock, Bank Common Stock or Bank Preferred Stock authorized and reserved for issuance, neither BFL nor the Bank has any Rights

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          (as defined below) issued or outstanding and neither BFL nor the
          Bank has any commitment to authorize, issue or sell any such shares or any Rights, except (i) pursuant to this Plan, (ii) the Stock Option Agreement, or (iii) upon conversion of the BFL Preferred Stock outstanding at the date hereof. The terms "Rights" means securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock. There are no preemptive rights in respect of the BFL Common Stock or the BFL Preferred Stock.

               (H) Approvals. The Board of Directors of each of BFL, the Bank, First Union, FUNC-FL and FUNB-FL has approved, at meetings of each of such Boards of Directors, this Plan and (in the case of BFL and First Union) the Stock Option Agreement and has authorized the execution hereof and thereof in counterparts.

               (I) Other. It is the intention of the parties to this Plan that the Mergers (as hereinafter defined) shall include the right of FUNC-FL to acquire the assets and assume the liabilities of the subsidiaries of BFL and to assign such right to any corporation which FUNC-FL controls. Pursuant to the foregoing and under the authority of Revenue Rulings 64-73 and 70-224, FUNC-FL may assign its right to acquire the assets and assume the liabilities of the subsidiaries of BFL to FUNB-FL, and may also direct each such subsidiary to transfer all of its assets and liabilities to FUNB-FL on the Effective Date (as hereinafter defined), or at any time thereafter, including by means of a statutory merger.

               In consideration of their mutual promises and obligations, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

          I.   THE MERGERS.

               1.01.     The Corporate Merger.  On the Effective Date:

                         (A) The Continuing Corporation. BFL shall merge into FUNC-FL (the "Corporate Merger"), the separate existence of BFL shall cease and FUNC-FL (the "Continuing Corporation") shall survive and the name of the Continuing Corporation shall be "First Union Corporation of Florida".

                         (B) Rights, Etc. The Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to

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               each of the corporations so merged, shall be deemed to be
               vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Corporate Merger.

                         (C) Liabilities. The Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

                         (D)  Articles of Incorporation; By-laws;
               Directors; Officers. The Articles of Incorporation and By-laws of the Continuing Corporation shall be those of FUNC-FL, as in effect immediately prior to the Corporate Merger becoming effective. The directors and officers of FUNC-FL in office immediately prior to the Corporate Merger becoming effective shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

               1.02.     The Bank Merger.  Immediately following
          consummation of the Corporate Merger on the Effective Date or as soon thereafter as FUNB-FL may deem appropriate:

                         (A)  The Continuing Bank.  The Bank shall be
               merged with and into FUNB-FL (the "Bank Merger" and together with the Corporate Merger, the "Mergers"), the separate existence of the Bank shall cease and FUNB-FL (the "Continuing Bank") shall survive, the name of the Continuing Bank shall be "First Union National Bank of Florida" and the Continuing Bank shall continue to conduct the business of a national banking association at its main office in Jacksonville, Florida and at the legally established branches of the Bank and FUNB-FL.

                         (B)  Rights, Etc.  The Continuing Bank shall
               thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the banks so merged; and all property, real personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the banks so merged, shall be taken and deemed to be transferred to and vested in the Continuing Bank without further act or deed, including appointments, designations and nominations and all other rights and interests in any fiduciary capacity; and the title to any real estate or any interest therein, vested in each of such banks, shall not

                                          4

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               revert or be in any way impaired by reason of the Bank
               Merger.

                         (C) Liabilities, Etc. The Continuing Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of the banks so merged (including liabilities arising out of the operation of any trust departments). All rights of creditors and obligors and all liens on the property of each of the Bank and FUNB-FL shall be preserved unimpaired.


                         (D) Charter; By-Laws; Directors; Officers. The Charter and By-Laws of the Continuing Bank shall be those of FUNB-FL, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of FUNB-FL in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

                         (E)  Outstanding Stock of the Continuing Bank.
               The amount of the capital stock of the Continuing Bank shall be not less than $45,960,790 and shall consist of not less than 4,596,079 issued and outstanding shares of common stock, each of $10.00 par value, and the issued and outstanding shares shall remain issued and outstanding as shares of FUNB-FL, each of $10.00 par value, and the holders thereof shall retain their rights therein.

                         (F)  Outstanding Stock of the Bank.  The
               Continuing Corporation shall deliver all of the issued and outstanding shares of the Bank to the Continuing Bank for cancellation.

               1.03. Effective Date. Subject to the conditions to the obligations of the parties to effect the Mergers as set forth in
          Article VI, the effective date (the "Effective Date") shall be such date as First Union shall notify BFL in writing not less than five days prior thereto, which date shall not be more than 30 days after such conditions have been satisfied or waived in writing. Prior to the Effective Date, FUNC-FL and BFL shall execute and deliver to the Secretary of State of the States of Florida and Delaware, Articles of Merger in accordance with applicable law.

          II.  CONSIDERATION.

               2.01. Corporate Merger Consideration. Subject to the provisions of this Plan, on the Effective Date:

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                         (A)  Outstanding FUNC-FL Common Stock.  The shares
               of FUNC-FL Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, remain as issued and outstanding shares of FUNC-FL Common Stock.

                         (B) Outstanding BFL Common Stock. Each share (excluding shares ("Treasury Shares") held by BFL or any of its subsidiaries or by First Union or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) of BFL Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Corporate Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive the number of shares of First Union Common Stock equal to the Exchange Ratio (as hereinafter defined). The Exchange Ratio shall be equal to: (i) 0.669 if the First Union Price (as hereinafter defined) is greater than $41.874 and less than $44.876; (ii) the result obtained by dividing $28.00 by the First Union Price if the First Union Price is $41.874 or less; or (iii) the result obtained by dividing $30.00 by the First Union Price if the First Union Price is $44.876 or greater. The First Union Price shall be equal to the average of the last reported sale prices per share of First Union Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions reporting system for the ten trading days immediately prior to the Effective Date (as reported in The Wall Street Journal), subject to possible adjustment as set forth in Section 2.05, and upon any such adjustment any references in this Plan to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to such Section.

                         (C) Outstanding BFL Preferred Stock. Each share of BFL Preferred Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Corporate Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive a number of shares of First Union Common Stock equal to the product of (i) the Exchange Ratio, and (ii) the number of shares of BFL Common Stock into which a share of BFL Preferred Stock is convertible as of the Effective Date.

               2.02. Stockholder Rights; Stock Transfers. On the Effective Date, holders of BFL Common Stock and BFL Preferred Stock shall cease to be, and shall have no rights as, stockholders of BFL, other than to receive the consideration provided under this Article II. After the Effective Date, there shall be no transfers on the stock transfer books of BFL or the Continuing Corporation of the shares of BFL Common Stock and BFL

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          Preferred Stock which were issued and outstanding immediately prior to the Effective Date.

               2.03. Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of First Union Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Corporate Merger; instead, First Union shall pay to each holder of BFL Common Stock or BFL Preferred Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the last sale price of First Union Common Stock on the last trading day prior to the Effective Date, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal).


               2.04. Exchange Procedures. As promptly as practicable after the Effective Date, First Union shall send or cause to be sent to each former stockholder of BFL of record immediately prior to the Effective Date transmittal materials for use in exchanging such stockholder's certificates for BFL Common Stock and BFL Preferred Stock for the consideration set forth in this
          Article II. The certificates representing the shares of First Union Common Stock into which shares of such stockholder's BFL Common Stock and BFL Preferred Stock are converted on the Effective Date, any fractional share checks which such stockholder shall be entitled to receive, and any dividends paid on such shares of First Union Common Stock for which the record date for determination of stockholders entitled to such dividends is on or after the Effective Date, will be delivered to such stockholder only upon delivery to First Union National Bank of North Carolina (the "Exchange Agent") of the certificates representing all of such shares of BFL Common Stock and BFL Preferred Stock (or indemnity satisfactory to First Union and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery. Certificates surrendered for exchange by any person constituting an "affiliate" of BFL for purposes of Rule 145 of the Securities Act (as hereinafter defined), shall not be exchanged for certificates representing First Union Common Stock until First Union has received a written agreement from such person as specified in Section 5.10.

               2.05. Anti-Dilution Provisions. In the event First Union changes the number of shares of First Union Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding First Union Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately

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          adjusted.

               2.06. Treasury Shares. Each of the Treasury Shares of BFL Common Stock shall be canceled and retired at the effectiveness of the Corporate Merger and no consideration shall be issued in exchange therefor.

               2.07. Reservation of Right to Revise Transaction. First Union may at any time change the method of effecting the acquisition of BFL and the Bank by First Union (including without limitation the provisions of this Article II) if and to the extent it deems such change to be desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of BFL Common Stock or BFL Preferred Stock as provided for in this Plan, (ii) adversely affect the tax treatment to BFL stockholders as a result of receiving such consideration, or (iii) materially impede or delay receipt of any approval referred to in Section 6.02 or the consummation of the transactions contemplated by this Plan.

               2.08. Options. From and after the Effective Date, all employee stock options to purchase shares of BFL Common Stock ("Options"), which are then outstanding and unexercised, shall be converted into and become options with respect to First Union
          Common Stock, and First Union shall assume each such   Option, in
          accordance with the terms of the plan and agreement by which it is evidenced. From and after the Effective Date, (i) each such Option assumed by First Union may be exercised solely for shares of First Union Common Stock, (ii) the number of shares of First Union Common Stock subject to such Option shall be equal to the number of shares of BFL Common Stock subject to such Option immediately prior to the Effective Date multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such Option shall be adjusted by dividing the per share exercise price of each such Option by the Exchange Ratio, and rounding up to the nearest cent. The number of shares of BFL Common Stock which are issuable upon exercise of Options as of the date hereof are Previously Disclosed in Schedule 2.08.

          III. ACTIONS PENDING CONSUMMATION.

               Without the prior written consent of First Union, each of BFL and the Bank shall conduct its and each of its subsidiaries' business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its and each of its subsidiaries' business organization, employees and advantageous business relationships and retain the services of its and each of its subsidiaries' officers and key employees identified by FUNB-FL, and each of BFL and the Bank will not, and will cause each of its subsidiaries not to, agree to:

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               3.01.     Capital Stock.  Except for or as otherwise
          permitted in or expressly contemplated by this Plan or the Stock Option Agreement or as Previously Disclosed in Schedule 4.01(C), issue, sell or otherwise permit to become outstanding any additional shares of Bank Common Stock, Bank Preferred Stock, BFL Common Stock, BFL Preferred Stock, or any other capital stock of BFL, the Bank or any of their subsidiaries, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of BFL Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock based employee compensation rights.

               3.02. Dividends, Etc. Make, declare or pay any dividend on or in respect of (other than dividends payable on BFL Preferred Stock at a rate not exceeding the rate set forth in BFL's Certificate of Incorporation and dividends from subsidiaries to BFL or the Bank, as applicable), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Plan or the Stock Option Agreement, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto.

               3.03. Indebtedness; Liabilities; Etc. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity.

               3.04. Line of Business; Operating Procedures; Etc. Except as may be directed by any regulatory agency, (i) change its lending, [investment, liability management or other material banking policies] in any material respect, except such changes as are in accordance and in an effort to comply with Section 5.11, or (ii) commit to incur any further capital expenditures beyond those Previously Disclosed in Schedule 3.04 other than in the ordinary course of business and not exceeding $100,000 individually or $500,000 in the aggregate.

               3.05. Liens and Encumbrances. Impose, or suffer the imposition, on any shares of stock of any of its subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.

               3.06. Compensation; Employment Agreements; Etc. Except as Previously Disclosed in Schedule 3.06, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any Option or increase any

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          employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice.

               3.07.     Benefit Plans.  Except as Previously Disclosed in
          Schedule 3.07, enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

               3.08. Continuance of Business. Dispose of or discontinue any portion of its assets, business or properties, which is material to BFL and its subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity which is material to BFL and its subsidiaries taken as a whole (except foreclosures or acquisitions by the Bank in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

               3.09.     Amendments.  Amend its  Certificate of
          Incorporation, Charter or By-laws.

               3.10. Litigation. Settle any litigation at a cost in excess of $2,000,000.

          IV.  REPRESENTATIONS AND WARRANTIES.

               4.01. BFL and the Bank Representations and Warranties. Each of BFL and the Bank hereby represents and warrants to First Union, FUNC-FL and FUNB-FL as follows:

                    (A) Recitals. The facts set forth in the Recitals of this Plan with respect to it are true and correct.

                    (B) Organization, Standing and Authority. It is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect (as hereinafter defined) on it. Each of BFL and the BFL Subsidiaries (as hereinafter defined) has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

                    (C) Shares. The outstanding shares of it are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. Except as Previously Disclosed in
          Schedule 4.01(C) and except as provided under the Stock Option Agreement, there are no shares of capital stock or other equity securities of BFL or the Bank outstanding and no outstanding
          Rights with respect thereto.   There will be no change in the
          conversion price of the BFL Preferred Stock and the holder of the BFL Preferred Stock will not have any rights to acquire any shares of BFL Common Stock as a result of or by reason of the transactions contemplated hereby and by the Stock Option Agreement.

                    (D)  BFL Subsidiaries.  BFL has Previously Disclosed in
          Schedule 4.01(D) a list of all the subsidiaries of BFL (each a "BFL Subsidiary" and, collectively, the "BFL Subsidiaries").
          Each of the BFL Subsidiaries that is a savings bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. No equity securities of any of the BFL Subsidiaries are or may become required to be issued (other than to BFL or a BFL Subsidiary) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of the BFL Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of BFL or the Bank, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each BFL Subsidiary held by BFL or a BFL Subsidiary are fully paid and nonassessable and are owned by BFL or a BFL Subsidiary free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Each BFL Subsidiary is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it. Except as Previously Disclosed in Schedule 4.01(D), BFL does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization. The deposits of the Bank are insured by the Savings Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). The Bank is a member in good standing with the Federal Home Loan Bank of Atlanta (the "FHL Bank").

                    (E)  Corporate Power.  It and each of the BFL
          Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

                    (F) Corporate Authority. Subject to any necessary receipt of approval by its stockholders referred to in Section 6.01, each of this Plan and, as to BFL, the Stock Option Agreement, has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                    (G) No Defaults. Subject to the approval by its stockholders referred to in Section 6.01, the required regulatory approvals referred to in Section 6.02 , and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.01(G), the execution, delivery and performance of this Plan and, as to BFL, the Stock Option Agreement, and the consummation by it of the transactions contemplated hereby and thereby, does not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of the BFL Subsidiaries or to which it or any of the BFL Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it, (ii) constitute a breach or violation of, or a default under, its Articles of Incorporation, Charter or By-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on BFL.

                    (H) Financial Reports. Except as Previously Disclosed in Schedule 4.01(H), (i) as to BFL, its Annual Report on Form 10-K for the fiscal year ended September 30, 1993, and all other documents filed or to be filed subsequent to September 30, 1993 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the Securities and Exchange Commission (the "SEC") (in each such case, the "BFL Financial Reports"), and (ii) as to the Bank, its Thrift Financial Report for the fiscal year ended September 30, 1993, and all other Thrift Financial Reports filed or to be filed subsequent to September 30, 1993, in the form filed with the Office of Thrift Supervision (the "OTS") (in each case, the "Bank Financial Reports" and together with the BFL Financial Reports, the "BFL/Bank Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the BFL/Bank Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the BFL/Bank Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

                    (I) Absence of Undisclosed Liabilities. None of BFL or the BFL Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (i) as reflected in the BFL Financial Reports prior to the date of this Plan, and (ii) for commitments and obligations made, or liabilities incurred, in the ordinary course of its business consistent with past practice since September 30, 1993. Since September 30, 1993, none of BFL or the BFL Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any BFL Subsidiary) which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

                    (J)  No Events.  Except as Previously Disclosed on
          Schedule 4.01(J), since September 30, 1993, no event has occurred which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

                    (K) Properties. Except as reserved against in the BFL Financial Reports, BFL and the BFL Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in the BFL Financial Reports as being owned by BFL or the BFL Subsidiaries as of the dates thereof other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets which are held under leases or subleases by any of BFL or the BFL Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on BFL.

                    (L) Litigation; Regulatory Action. Except as Previously Disclosed in Schedule 4.01(L), no litigation, proceeding or controversy before any court or governmental agency is pending which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on BFL or which alleges claims under any fair lending law or other law relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.01(L), neither it nor any of the BFL Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (together with any and all agencies or departments of federal, state or local government (including, without limitation, the OTS, the FHL Bank, the Federal Reserve Board, the FDIC and any other federal or state bank, thrift or other financial institution, insurance and securities regulatory authorities, the "Regulatory Authorities")) and neither it nor any of the BFL Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

                    (M) Compliance with Laws. Except as Previously Disclosed in Schedule 4.01(M), each of BFL and the BFL
          Subsidiaries:

                    (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own its businesses as presently conducted and that are material to the business of BFL and the BFL Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of BFL, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

                    (2) has received no notification or communication from any Regulatory Authority or the staff thereof (i) asserting that any of BFL or the BFL Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on BFL, (ii) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on BFL, or (iii) requiring any of BFL or the BFL Subsidiaries (or any of its officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

                    (3) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive; and

                    (4) is in substantial compliance with all fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act.

               (N)  Material Contracts.  Except as Previously Disclosed in
          Schedule 4.01(N), none of BFL or the BFL Subsidiaries, nor any of its respective assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that in each case would be required to be filed as an exhibit to a Form 10-K filed by BFL that has not been filed as an exhibit to BFL's Form 10-K filed for the fiscal year ended September 30, 1993. None of BFL or the BFL Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations receives benefits, which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on BFL, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as Previously Disclosed in Schedule 4.01(N), neither BFL nor any BFL Subsidiary is subject to or bound by any contract containing covenants which limit the ability of BFL or any BFL Subsidiary to compete in any line of business or with any person or which involve any restriction of geographical area in which, or method by which, BFL or any BFL Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

               (O) Reports. Since October 1, 1990, each of BFL and the BFL Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the FDIC, (ii) the OTS, the FHL Bank and the Federal Home Loan Bank System, and (iii) any other applicable Regulatory Authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                    (P) No Brokers. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, excluding a fee previously disclosed to First Union to be paid to Alex. Brown & Sons Incorporated.


                    (Q)  Employee Benefit Plans.

                         (1) Schedule 4.01(Q)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of the BFL Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to First Union.

                         (2)  All "employee benefit plans" within the
               meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and the BFL Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial
               compliance with ERISA.   Except as Previously Disclosed in
               Schedule 4.01(Q)(2) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither it nor any of the BFL Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject it or any of the BFL Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                        (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of the BFL Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
               Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under
               Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of the BFL Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

                         (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of the BFL Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                         (5)  Under each Pension Plan which is a
               single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all

               "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

                         (6) Neither it nor any of the BFL Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in Schedule 4.01(Q)(6). There are no restrictions on the rights of it or any of the BFL Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

                        (7) Except as Previously Disclosed in Schedule 4.01(Q)(7), neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of the BFL Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of the BFL Subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.


                    (R) No Knowledge. It knows of no reason why the regulatory approvals referred to in Section 6.02 should not be obtained .

                    (S) Labor Agreements. Neither it nor any of the BFL Subsidiaries is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of the BFL Subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of the BFL Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the BFL Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                    (T) Asset Classification. It has Previously Disclosed in Schedule 4.01(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of BFL and the BFL Subsidiaries that have been classified by it as of December 31, 1993 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 1993 by any regulatory examiner as "Other Loans Specially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by BFL or BFL Subsidiary prior to December 31, 1993.

                    (U) Allowance for Possible Loan Losses. The allowance for possible loan losses shown on the consolidated balance sheets of BFL included in the September 30, 1993 BFL Financial Reports was, and the allowance for possible loan losses to be shown on subsequent BFL Financial Reports, will be, adequate, determined in accordance with generally accepted accounting principles, to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

                    (V) Insurance. Each of BFL and the BFL Subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Plan and the transactions contemplated hereby) that are known to BFL, except for such matters which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. Set forth in Schedule 4.01(V) is a list of all insurance policies maintained by or for the benefit of BFL or the BFL Subsidiaries or their directors, officers, employees or agents.

                    (W)  Affiliates.  Except as Previously Disclosed in
          Schedule 4.01(W), to the best of its knowledge, there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of BFL as that term is used in Rule 145 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act").

                    (X) State Takeover Laws; Certificate of Incorporation. It has taken all necessary action to exempt this Plan and, as to BFL, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Plan, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, (i) any applicable state takeover laws,
          including, without limitation,   Section 203 of the Delaware
          General Corporation Law, and (ii) Section 13 of BFL's Certificate of Incorporation.

                    (Y) No Further Action. It has taken all action so that the entering into of this Plan and, as to BFL, the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby (including without limitation the Mergers and the exercise of the Option (as defined in the Stock Option Agreement)) or any other action or combination of actions, or any other transactions, contemplated hereby or thereby do not and will not (i) require a vote of stockholders (other than as set forth in Section 6.01), or (ii) result in the grant of any rights to any person under the Certificate of Incorporation, Charter or By-laws of BFL or any BFL Subsidiary or under any agreement to which BFL or any of the BFL Subsidiaries is a party, or (iii) restrict or impair in any way the ability of First Union, FUNC-FL or FUNB-FL to exercise the rights granted hereunder or, as to First Union, under the Stock Option Agreement.

                    (Z)  Environmental Matters.

                         (1) To its knowledge, it and each of the BFL Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below), except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on BFL.

                         (2) There is no proceeding pending or, to its
               knowledge, threatened before any court, governmental agency or board or other forum in which it or any of the BFL Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of the BFL Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Z)(2).

                         (3) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of the BFL Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Z)(3).

                         (4) To its knowledge, there is no reasonable basis for any proceeding of a type described in subparagraphs (2) or (3) above, except as has been Previously Disclosed in Schedule 4.01(Z)(4).

                         (5) To its knowledge, during the period of (i) its or any of the BFL Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the BFL Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of the BFL Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there have been no releases of Hazardous Material in, on, under or affecting any such
               property, Participation Facility or   Loan/Fiduciary
               Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in
               Schedule 4.01(Z)(5).

                         (6) To its knowledge, prior to the period of (i) its or any of the BFL Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the BFL Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of the BFL Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in
               Schedule 4.01(Z)(6).

                         (7) The following definitions apply for purposes of this Section 4.01(Z): "Loan/Fiduciary Property" means any property owned or controlled by it or any of the BFL Subsidiaries or in which it or any of the BFL Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where BFL or any of the BFL Subsidiaries constitutes the owner or operator of such property, but only with respect to such property; "Participation Facility" means any facility in which it or any of the BFL Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property; "Environmental Law" means (i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or
               (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal and the federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                    (AA) Option Shares. As to BFL, the Option Shares (as defined in the Stock Option Agreement), when issued upon exercise of the Option, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

                    (BB) Tax Reports.  Except as Previously Disclosed in
          Schedule 4.01(BB), (i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or the BFL Subsidiaries, including without limitation consolidated federal income tax returns of it and the BFL Subsidiaries (collectively, the "BFL Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year end, except to the extent all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on it, and such BFL Tax Returns were true, complete and accurate in all material respects, (ii) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or the BFL Subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on the BFL Tax Returns have been paid in full, (iii) the BFL Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such BFL Tax Returns were required to be filed has expired, (iv) all Taxes due with respect to completed and settled examinations have been paid in full, (v) no issues have been raised by the relevant taxing authority in connection with the examination of any of the BFL Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on it, except as reserved against in the BFL Financial Reports, and (vi) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or the BFL Subsidiaries.

                    (CC) Accuracy of Information. The statements with respect to BFL and the BFL Subsidiaries contained in this Plan, the Stock Option Agreement, the Schedules and any other written documents executed and delivered by or on behalf of BFL or the Bank pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                    (DD) No Dissenters' Rights. The holders of BFL Common Stock and, assuming compliance by the holder of BFL Preferred Stock under the agreement set forth in Exhibit B hereto, the holder of BFL Preferred Stock have no dissenters' or appraisal rights in connection with the execution of this Plan, the Stock Option Agreement or the consummation of any of the transactions contemplated hereby or thereby.

                    4.02.     First Union, FUNC-FL and FUNB-FL

          Representations and Warranties. Each of First Union, FUNC-FL and FUNB-FL hereby represents and warrants to BFL and the Bank, as follows:

                    (A) Recitals. The facts set forth in the Recitals of this Plan with respect to it are true and correct.

                    (B) Corporate Authority. Subject to the required regulatory approvals referred to in Section 6.02, each of this Plan and, in the case of First Union, the Stock Option Agreement, has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                    (C) No Defaults. Subject to the required regulatory approvals referred to in Section 6.02 herein, in the case of First Union, Section 3 of the Stock Option Agreement, and the required filings under federal and state securities' laws, the execution, delivery and performance of this Plan and (in the case of First Union) the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby by it, do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on it, (ii) constitute a breach or violation of, or a default under, its Articles of Incorporation, Charter or Bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument.

                    (D) Financial Reports. Except as Previously Disclosed in Schedule 4.02(D), in the case of First Union, its Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and all other documents filed or to be filed subsequent to December 31, 1992 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "First Union Financial Reports"), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the First Union Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the First Union Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

                    (E)  No Events.  Except as Previously Disclosed in
          Schedule 4.02(E), since September 30, 1993, no event has occurred which is reasonably likely to have a Material Adverse Effect on it.

                    (F) No Brokers. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment.

                    (G) No Knowledge. It knows of no reason why the regulatory approvals referred to in Section 6.02 should not be obtained without the imposition of any condition of the type referred to in the proviso following such Section 6.02.

                    (H) Shares Authorized. In the case of First Union, the shares of First Union Common Stock to be issued (i) in exchange for shares of BFL Common Stock and BFL Preferred Stock upon consummation of the Corporate Merger in accordance with
          Article II of this Plan, (ii) upon exercise of outstanding Options pursuant to Section 2.08, and (iii) upon conversion of BFL's outstanding convertible subordinated debentures due October 1, 2003, have been duly authorized and, when issued in accordance with the terms of this Plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

                    (I) Organization, Standing and Authority. It is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of First Union and its subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First Union.

                    (J) Corporate Power. First Union, FUNC-FL and FUNB-FL each has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

                    (K) Accuracy of Information. The statements with respect to First Union and its subsidiaries contained in this Plan, the Stock Option Agreement, the Schedules and any other written documents executed and delivered by or on behalf of First Union, FUNC-FL or FUNB-FL pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                    (L) No Dissenters' Rights. The holders of First Union Common Stock have no dissenters' or appraisal rights in connection with the execution of this Plan, the Stock Option Agreement or the consummation of any of the transactions contemplated hereby or thereby.


          V.   COVENANTS.

               Each of BFL and the Bank hereby covenants to First Union, FUNC-FL and FUNB-FL, and each of First Union, FUNC-FL and FUNB-FL hereby covenants to BFL and the Bank, that:

               5.01. Best Efforts. Subject to the terms and conditions of this Plan and to the exercise by its Board of Directors of such Board's fiduciary duties, it shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers on the Effective Date and to otherwise enable consummation of the transactions contemplated hereby and (in the case of BFL and First Union) by the Stock Option Agreement and shall cooperate fully with the other parties hereto to that end (it being understood that any amendments to the Registration Statement (as hereinafter defined) or a resolicitation of proxies as a consequence of an acquisition agreement by First Union or any of its subsidiaries shall not violate this covenant).

               5.02. BFL Proxy. In the case of BFL, it shall promptly prepare a proxy statement (the "Proxy Statement") to be mailed to the holders of BFL Common Stock in connection with the transactions contemplated hereby and to be filed by First Union in a registration statement (the "Registration Statement") with the SEC as provided in Section 5.08, which shall conform to all applicable legal requirements and it shall call a special meeting (the "Meeting") of the holders of BFL Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby and BFL shall use its best efforts to solicit and obtain votes of the holders of BFL Common Stock in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of BFL shall recommend approval of such transactions by such holders and by the holder of BFL Preferred Stock.

               5.03. Registration Statement Compliance with Securities Laws. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of BFL relating to BFL or the BFL Subsidiaries and by or on behalf of First Union relating to First Union or its subsidiaries, (i) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by or on behalf of such other party specifically for use in the Registration Statement.

               5.04. Registration Statement Effectiveness. First Union will advise BFL, promptly after First Union receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the First Union Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

               5.05.     Press Releases.   BFL and the Bank will not,
          without the prior approval of First Union, and First Union will not, without the prior approval of BFL, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law.

               5.06. Access; Information. (1) Upon reasonable notice, BFL and the Bank shall afford First Union and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its and the BFL

          Subsidiaries' properties, books, contracts, commitments and records and, during such period, BFL and the Bank shall furnish promptly to First Union (i) a copy of each material report, schedule and other document filed by BFL and the BFL Subsidiaries with any Regulatory Authority, and (ii) all other information concerning the business, properties and personnel of BFL and the BFL Subsidiaries as First Union may reasonably request, provided that no investigation pursuant to this Section
          5.06 shall affect or be deemed to modify or waive any representation or warranty made by BFL or the Bank or the conditions to the obligations of BFL and the Bank to consummate the transactions contemplated by this Plan; and (2) First Union will not use any information obtained pursuant to this Section
          5.06 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by First Union or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Plan, First Union will, upon request by BFL, deliver to BFL all documents so obtained by First Union or destroy such documents and, in the case of destruction, will certify such fact to BFL.

               5.07. Acquisition Proposals. In the case of BFL, without the prior written consent of First Union, it shall not, and it shall cause the BFL Subsidiaries not to, solicit or encourage inquiries or proposals with respect to, or, except as required by the fiduciary duties of the Board of Directors of BFL (as advised in writing by its outside counsel), furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, BFL or any of the BFL Subsidiaries or any merger or other business combination with BFL or any of the BFL Subsidiaries other than as contemplated by this Plan; it shall instruct its and the BFL Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it shall notify First Union immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, BFL or any of the BFL Subsidiaries.

               5.08. Registration Statement Preparation. In the case of First Union, it shall, as promptly as practicable following the date of this Plan, prepare and file the Registration Statement with the SEC and First Union shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof.

               5.09. Blue-Sky Filings. In the case of First Union, it shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals, provided that First Union shall not be required by virtue thereof to submit to general jurisdiction in any state.

               5.10. Affiliate Agreements. In the case of BFL, it will use its best efforts to induce each person who may be deemed to be an "affiliate" of BFL for purposes of Rule 145 under the Securities Act to execute and deliver to First Union on or before the mailing of the Proxy Statement for the Meeting an agreement in the form attached hereto as Exhibit C restricting the disposition of such affiliate's shares of BFL Common Stock and BFL Preferred Stock and the shares of First Union Common Stock to be received by such person in exchange for such person's shares of BFL Common Stock and BFL Preferred Stock. In the case of First Union, First Union agrees to use its best efforts to maintain the availability of Rule 145 for use by such "affiliates".

               5.11. Certain Policies of BFL and the Bank. In the case of each of BFL and the Bank, it shall use its best efforts to modify and change its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves) prior to the Effective Date so as to be consistent on a mutually satisfactory basis with those of First Union and generally accepted accounting principles; provided, however, that prior to any such modification or change, First Union shall certify that the conditions to the obligation of First Union to consummate the transactions contemplated hereby, other than those set forth in Sections 6.04, 6.06, 6.08, 6.11 and 6.13, have been satisfied or waived. BFL's and the Bank's representations, warranties and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this
          Section 5.11.

               5.12. State Takeover Law. In the case of BFL, BFL shall not take any action that would cause the transactions contemplated by this Plan or the Stock Option Agreement to be subject to any applicable state takeover statute and BFL shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreement from, or, if necessary, challenge the validity or applicability of, any applicable state takeover law, as now or hereafter in effect, including, without limitation,
          Section 203 of the Delaware General Corporation  Law.

               5.13. No Rights Triggered. In the case of BFL, BFL shall take all necessary steps to ensure that the entering into of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Mergers and the exercise of the Option) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not
          (i) result in the grant of any rights to any person under the Articles of Incorporation or Bylaws of BFL or under any agreement to which BFL or any of the BFL Subsidiaries is a party, or (ii) restrict or impair in any way the ability of First Union, FUNC-FL or FUNB-FL to exercise the rights granted hereunder or, as to First Union, under the Stock Option Agreement.

               5.14. Shares Listed. In the case of First Union, it shall use its best efforts to list, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of First Union Common Stock to be issued to the holders of BFL
          Common Stock , BFL Preferred Stock, the outstanding   Options
          referred to in Section 2.08 and the outstanding BFL convertible subordinated debentures due October 1, 2003, pursuant to this Plan.

               5.15. Regulatory Applications. In the case of First Union, FUNC-FL and FUNB-FL, (i) it shall promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Mergers, and (ii) promptly make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Mergers by First Union, FUNC-FL and FUNB-FL.

               5.16 Regulatory Divestitures. In the case of BFL, effective on or before the Effective Date, BFL shall cease engaging in such activities as First Union shall advise BFL in writing are not permitted to be engaged in by First Union under applicable law following the Effective Date and, to the extent required by any Regulatory Authority as a conditional approval of the transactions contemplated by this Agreement, BFL shall divest any subsidiary engaged in activities or holding assets that are impermissible for a bank holding company, on terms and conditions agreed to by First Union.

               5.17      Indemnification.

               (a) For six years after the Effective Date, First Union shall, and shall cause the Continuing Corporation to, indemnify, defend and hold harmless the present and former directors, officers and employees of BFL and the BFL Subsidiaries (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Date (including, without limitation, the transactions contemplated by this Plan and the Stock Option Agreement) to the extent such persons are indemnified under the Delaware General Corporation Law and BFL's Certificate of Incorporation and By-laws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by the Continuing Corporation is required to effectuate any indemnification, First Union shall cause the Continuing Corporation to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between First Union and the Indemnified Party.

               (b) First Union shall provide coverage under its existing directors' and officers' liability insurance policy for persons who are currently covered by BFL's existing directors' and officers' liability policy insurance for a period of three years after the Effective Date.

               (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 5.17, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify First Union thereof; provided, that the failure so to notify shall not affect the obligations of First Union and the Continuing Corporation under paragraph (a) of this Section 5.17 (unless such failure materially and adversely increases First Union's liability under such paragraph (a)). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (i) First Union or the Continuing Corporation shall have the right to assume the defense thereof and First Union or the Continuing Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that First Union shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) First Union shall not be liable for any settlement effected without its prior written consent.

               (d) If First Union or the Continuing Corporation or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of First Union or the Continuing Corporation shall assume the obligations set forth in this Section 5.17.

               (e) First Union shall pay, or cause the Continuing Corporation to pay, all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section
          5.17. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the Certificate of Incorporation or By-laws of BFL, under the Delaware General Corporation Law or otherwise.

               VI. CONDITIONS TO CONSUMMATION OF THE MERGERS.

               Consummation of the Mergers is conditioned upon:

               6.01. Shareholder Vote. Approval of the transactions contemplated hereby by the requisite vote of the stockholders of BFL, as may be required.

               6.02. Regulatory Approvals. Procurement by First Union, FUNC-FL and FUNB-FL of regulatory consents and approvals by the appropriate Regulatory Authorities and the expiration of the statutory waiting period relating thereto; provided, however, that no such approval or consent shall have imposed any condition or requirement which, in the opinion of First Union would so materially adversely impact the economic or business benefits to First Union of the transactions contemplated by this Plan so as to render inadvisable the consummation of the Mergers.

               6.03. No Injunction. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated hereby .

               6.04. KPMG Peat Marwick Letters. First Union shall have received from KPMG Peat Marwick letters, dated the date of or shortly prior to (i) the mailing of the Proxy Statement, and (ii) the Effective Date, in form and substance satisfactory to First Union, with respect to BFL's consolidated financial position and results of operations, which letters shall be based upon "agreed upon procedures" undertaken by such firm.

               6.05. Legal Opinion. BFL and the Bank shall have received an opinion, dated the Effective Date, of Marion A. Cowell, Jr., counsel for First Union, in form reasonably satisfactory to BFL, which shall cover the matters contained in Exhibit D hereto.

               6.06. Legal Opinion. First Union shall have received an opinion, dated the Effective Date, of Cummings & Lockwood, counsel for BFL and the Bank, in form reasonably satisfactory to First Union, which shall cover the matters contained in Exhibit
          E hereto.

               6.07. Officer's Certificate. (i) Each of the representations and warranties contained herein of First Union, FUNC-FL and FUNB-FL shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, and (ii) each and all of the agreements and covenants of First Union, FUNC-FL and FUNB-FL to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and BFL and the Bank shall have received a certificate signed by an executive officer of each of First Union, FUNC-FL and FUNB-FL dated the Effective Date, to such effect.

               6.08. Officers' Certificate. (i) Each of the representations and warranties contained herein of BFL and the Bank shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date and except as otherwise provided in Section 5.11, and (ii) each and all of the agreements and covenants of BFL and the Bank to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and First Union, FUNC-FL and FUNB-FL shall have received a certificate signed by the Chief Executive Officers and the Chief Financial Officers of BFL and the Bank dated the Effective Date, to such effect.

               6.09.     Effective Registration Statement.  The
          Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

               6.10. Blue-Sky Permits. First Union shall have received all state securities laws and "blue sky" permits necessary to consummate the Corporate Merger.

               6.11. Tax Opinion. First Union and BFL shall have received an opinion from Sullivan & Cromwell to the effect that
          (i) the Corporate Merger constitutes a reorganization under
          Section 368 of the Code, and (ii) no gain or loss will be recognized by stockholders of BFL who receive shares of First Union Common Stock in exchange for their shares of BFL Common Stock and BFL Preferred Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests, and, in rendering their opinion, Sullivan & Cromwell may require and rely upon representations contained in certificates of officers of First Union, BFL and others.

               6.12. NYSE Listing. The shares of First Union Common Stock issuable pursuant to this Plan shall have been approved for listing on the NYSE, subject to official notice of issuance.

               6.13. Receipt of Affiliate Agreements. First Union shall have received from each affiliate of BFL the agreement referred to in Section 5.10;

          provided, however, that a failure to satisfy any of the conditions set forth in the proviso following Section 6.02 or in
          Section 6.04, 6.06, 6.08 or 6.13 shall only constitute conditions if asserted by First Union, and a failure to satisfy any of the conditions set forth in Section 6.05 or 6.07 shall only constitute conditions if asserted by BFL.

          VII. TERMINATION.

               This Plan may be terminated prior to the Effective Date, either before or after receipt of required stockholder approvals:

               7.01. Mutual Consent. By the mutual consent of First Union and BFL, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

               7.02. Breach. By First Union or BFL, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (i) a material breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach, or (ii) a breach by the other party of any of the material covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach.

               7.03. Delay. By First Union or BFL, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Corporate Merger is not consummated by December 31, 1994.

               7.04. No Stockholder Approval. By BFL or First Union, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that any stockholder approval contemplated by Section 6.01 is not obtained at the Meeting, including any adjournment or adjournments thereof.

          VIII. OTHER MATTERS.

               8.01. Survival. If the Effective Date occurs, all representations, warranties, agreements and covenants contained in this Plan shall not survive the Effective Date. If this Plan is terminated prior to the Effective Date, the agreements and representations of the parties in Sections 4.01(P), 4.01(AA) and 4.02(F), Sections 5.03, 5.06(2), 5.12 and 5.13, and Sections
          8.01, 8.03, 8.04, 8.05, 8.06, 8.07, 8.09 and 8.11 shall survive such termination.

               8.02. Waiver; Amendment. Prior to the Effective Date, any provision of this Plan may be (i) waived in writing by the party benefitted by the provision, or (ii) amended or modified at any time (including the structure of the transactions contemplated hereby) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the stockholders of BFL, the consideration to be received by the stockholders of BFL for each share of BFL Common Stock and BFL Preferred Stock shall not thereby be altered in violation of
          Section 251 (d) of the Delaware General Corporation Law.

               8.03. Counterparts. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each party hereto.

               8.04. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Florida, except as federal law may be applicable.

               8.05. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except printing expenses which shall be shared equally between BFL and First Union.

               8.06.     Confidentiality.  Except as otherwise provided in
          Section 5.06(2), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

               8.07. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                 If to First Union,
                    FUNC-FL or FUNB-FL, to:  First Union Corporation
                                             One First Union Center
                                             Charlotte, N.C.  28288-0013
                                             Attn:  Chief Executive Officer

                                   Copy to:  Marion A. Cowell, Jr., Esq.
                                             First Union Corporation
                                             One First Union Center
                                             Charlotte, N.C.  28288-0013

                 If to BFL or the Bank, to:  BancFlorida Financial
                                              Corporation
                                             5801 Pelican Bay Boulevard
                                             Naples, Florida 33963
                                             Attn:  Rudolf P. Guenzel

                                   Copy to:  Paul G. Hughes, Esq.
                                             Cummings & Lockwood
                                             Ten Stamford Forum

                                             P.O. Box 120
                                             Stamford, Connecticut 06904


               8.08. Definitions. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:

                    (1) the term "Material Adverse Effect", when applied to a party, shall mean an event, occurrence or circumstance (including without limitation (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate and taxes, and (ii) any breach of a representation or warranty contained herein by such party) which (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of the party and its subsidiaries, taken as a whole, or (b) would materially impair the party's ability to perform its obligations under this Plan or the Stock Option Agreement or the consummation of any of the transactions contemplated hereby or thereby; and

                    (2) the term "Previously Disclosed" by a party shall mean information set forth in a Schedule that is delivered by that party to the other party contemporaneously with the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan.

               8.09. Entire Understanding; No Third Party Beneficiaries. This Plan and the Stock Option Agreement together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Plan or the Stock Option Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan or the Stock Option Agreement.

               8.10. Benefit Plans. Upon consummation of the Corporate Merger, except as Previously Disclosed in Schedule 8.10, as soon as administratively practicable, employees of BFL and the BFL Subsidiaries shall be generally entitled to participate in the pension, benefit and similar plans on substantially the same terms and conditions as employees of First Union and its subsidiaries. For the purpose of determining eligibility to participate in such plans and the vesting of benefits under such plans (but not for the accrual of benefits under such plans), First Union shall give effect to years of service with BFL or the BFL Subsidiaries, as the case may be, as if such service were with First Union or its subsidiaries.

               8.11. Headings. The headings contained in this Plan are for reference purposes only and are not part of this Plan.



               IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                        FIRST UNION CORPORATION



                                        By:/s/ Keith D. Lembo
                                           Name: Keith D. Lembo
                                           Title: Senior Vice President


                                        FIRST UNION CORPORATION OF
                                          FLORIDA


                                        By:/s/ Larry J. Wertz
                                           Name: Larry J. Wertz
                                           Title: Executive Vice President


                                        FIRST UNION NATIONAL BANK OF
                                          FLORIDA


                                        By:/s/ Larry J. Wertz
                                           Name: Larry J. Wertz
                                           Title: Executive Vice President


                                        BANCFLORIDA FINANCIAL CORPORATION



                                        By: /s/ Rudolf P. Guenzel
                                           Name: Rudolf P. Guenzel
                                           Title: President and Chief
                                                   Executive Officer

                                        BANCFLORIDA,  A FEDERAL SAVINGS
                                          BANK


                                        By: /s/ Rudolf P. Guenzel
                                           Name: Rudolf P. Guenzel
                                           Title: President and Chief
                                                   Executive Officer

                                  BOARD OF DIRECTORS
                         BancFlorida, a Federal Savings Bank



          /s/ Gerald A. McHale, Jr.
          Gerald A. McHale, Jr.

          /s/ Ronnie C. May
          Ronnie C. May

          /s/ Dale A. Myer
          Dale A. Myer

          /s/ John J. Agnelli
          John J. Agnelli

          /s/ Herbert D. Conant
          Herbert D. Conant

          /s/ J. Michael Holmes
          J. Michael Holmes

          /s/ Rudolf P. Guenzel
          Rudolf P. Guenzel

                                  BOARD OF DIRECTORS
                        FIRST UNION NATIONAL BANK OF FLORIDA



          /s/ Bob D. Allen                        /s/ John A. Mitchell, III
          Bob D. Allen                            John A. Mitchell, III

          /s/ E. Bruce Bower                      /s/ Ray C. Osborne
          E. Bruce Bower                          Ray C. Osborne

          /s/ Alexander W. Dreyfoos, Jr.          /s/ H. H. Peyton
          Alexander W. Dreyfoos, Jr.              H. H. Peyton

          /s/ Byron E. Hodnett                    /s/ William J. Schoen
          Byron E. Hodnett                        William J. Schoen

          /s/ Edward W. Lane, III                 /s/ G. Kennedy Thompson
          Edward W. Lane, III                     G. Kennedy Thompson

          /s/ John F. Lowndes                     /s/ B. J. Walker
          John F. Lowndes                         B. J. Walker

          /s/ W. A. McGriff, III                  /s/ Carol G. Wyllie
          W. A. McGriff, III                      Carol G. Wyllie

                                   LIST OF EXHIBITS



          EXHIBIT                       DESCRIPTION


             A                          STOCK OPTION AGREEMENT

             B                          BFL PREFERRED STOCK AGREEMENT

             C                          AFFILIATE LETTER

             D                          LEGAL OPINION

             E                          LEGAL OPINION




                                          41
                                                                 Exhibit A

                                  STOCK OPTION AGREEMENT


                         STOCK OPTION AGREEMENT, dated as of January 17,
               1994 (the "Agreement"), by and between BancFlorida Financial Corporation, a Delaware corporation ("Issuer"), and First Union Corporation, a North Carolina corporation ("Grantee").

                         WHEREAS, Grantee and Issuer have entered into an
               Agreement and Plan of Mergers dated as of January 17, 1994 (the "Plan"), providing for, among other things, the merger of Issuer with and into First Union Corporation of Florida ("FUNC-FL"), a wholly-owned subsidiary of Grantee, with FUNC-FL as the surviving corporation; and

                         WHEREAS, as a condition and inducement to
               Grantee's execution of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

                         NOW, THEREFORE, in consideration of the foregoing
               and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

                         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

                         2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 719,000 shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares) of common stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") equal to $25.00.

                         3.   Exercise of Option.

                              (a)  Provided that (i) Grantee or Holder (as
               defined below), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date, (B) termination of the Plan by Issuer in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event unless the Issuer has, after the date hereof, engaged in discussions with any third party regarding an Acquisition Transaction (as hereinafter defined) (an "Issuer Termination"), (C) 18 months after the termination of the Plan by Issuer in accordance with the terms thereof other than pursuant to an Issuer Termination, and (D) 18 months after the termination of the Plan by Grantee in accordance with the terms thereof; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended
               (the "BHC Act").   The term "Holder" shall mean the holder
               or holders of the Option from time to time, and which initially is Grantee.

                              (b) As used herein, a "Purchase Event" means any of the following events:

                                   (i)  Without Grantee's prior written
                    consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction. As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 20% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its significant subsidiaries other than the issuance of Issuer Common Stock upon the exercise of outstanding options or the conversion of outstanding convertible securities of Issuer; or

                                   (ii) any person (other than Grantee or
                    any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange
                    Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more (or if such person or group is the beneficial owner of 15% or more on the date hereof such person or group acquires an additional 5% or more) of the voting power of Issuer or any of its significant subsidiaries.

                              (c)  As used herein, a "Preliminary Purchase
               Event" means any of the following events:

                                (i)  any person (other than Grantee or any
                    subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                                (ii)  the holders of Issuer Common Stock
                    shall not have approved the Plan at the Meeting, the Meeting shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or
                    (C) filed an application (or given a notice), whether in draft or final form, under the BHC Act, the Bank Merger Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction; or

                              (iii)  any person, other than Grantee or any
                    subsidiary of Grantee, shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                              (iv) after a proposal is made by a third
                    party to Issuer or its stockholders to engage in an

                    Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 7.02 of Article VII thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Mergers pursuant to the terms of the Plan); or

                              (v)  any person, other than Grantee or any
                    subsidiary of Grantee, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), or other federal or state bank regulatory authority, for approval to engage in an Acquisition Transaction.

               As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                              (d)  Issuer shall notify Grantee promptly in
               writing of the occurrence of any Preliminary Purchase Event or Purchase Event (in either case, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

                              (e)  In the event Holder wishes to exercise
               the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided, however, if any required application for listing such shares on the New York Stock Exchange has not been approved by the date so specified such date shall be extended for a period not to exceed 21 days from the Notice Date. If prior notification to or approval of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                         4.   Payment and Delivery of Certificates.

                              (a)  On each Closing Date, Holder shall (i)
               pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in subsection (f) of Section 11 hereof.

                              (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in subsection (a) of this Section 4, (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                              (c)  In addition to any other legend that is
               required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

               THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JANUARY 17, 1994. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

               It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

                              (d)  Upon the giving by Holder to Issuer of
               the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

                              (e)  Issuer agrees (i) that it shall at all
               times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (section mark) 18a and regulations promulgated thereunder and (B) in the event, under the BHC Act, or the Change in Bank Control Act of 1978, as amended, or a state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.


                         5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

                              (a)  Due Authorization.  Issuer has all
               requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

                              (b)  Authorized Stock.  Issuer has taken all
               necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Holder to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

                         6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

                              (a)  Due Authorization.  Grantee has all
               requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

                              (b)  Purchase Not for Distribution.  This
               Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

                         7.   Adjustment upon Changes in Issuer
               Capitalization, etc.

                              (a)  In the event of any change in Issuer
               Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this subsection (a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common
               Stock previously issued pursuant hereto, equals   19.9% of
               the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to
               or issued pursuant to the Option.   No provision of this
               Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

                              (b)  In the event that Issuer shall enter in
               an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of

               Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

                              (c)  The Substitute Option shall have the
               same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                              (d)  The Substitute Option shall be
               exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

                              (e)  The following terms have the meanings
               indicated:

                         (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                         (2) "Substitute Common Stock" shall mean the common stock issued by Substitute Option Issuer upon exercise of the Substitute Option.

                         (3)  "Assigned Value" shall mean the  highest of
                    (x) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (y) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, and (z) the highest closing price for shares of Issue Common Stock within the six-month period immediately preceding the consolidation, merger, or sale in question . In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder or Owner, as the case may be (and if there are both a Holder and an Owner, the Holder).

                         (4)  "Average Price" shall mean the average
                    closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

                              (f)  In no event, pursuant to any of the
               foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the
               Substitute Option would be exercisable for more than   19.9%
               of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this subsection (f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this subsection (f) over
               (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this subsection
               (f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

                              (g)  Issuer shall not enter into any
               transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any dimunition in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act) than other shares of common stock issued by Substitute Option Issuer).

                          8.  Registration Rights.

                              (a)  Demand Registration Rights.  Issuer
               shall, subject to the conditions of subparagraph (c) below, if requested by any Holder or Owner, as applicable, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                              (b)  Additional Registration Rights.  If
               Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered
               (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4; provided, further, however, that such election pursuant to (i) may only be made two
               times.   If some but not all the shares of Issuer Common
               Stock, with respect to which Issuer shall have received requests for registration pursuant to this subsection (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

                              (c)  Conditions to Required Registration.
               Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to subsection (a) above:

                                    (i) prior to the earliest of (a)
               termination of the Plan pursuant to Article VII thereof, (b) failure to obtain the requisite stockholder approval pursuant to Section 6.01 of Article VI of the Plan, and (c) a Purchase Event or a Preliminary Purchase Event;

                                   (ii) on more than one occasion;

                                   (iii)  more than once during any
               calendar year;

                                   (iv) within 90 days after the effective
               date of a registration referred to in subsection (b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                                   (v)  unless a request therefor is made
               to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

                              In addition to the foregoing, Issuer shall
               not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                              (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subsection (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subsection (a) or
               (b) above.

                              (e) Indemnification. In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of
               Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                              Promptly upon receipt by a party indemnified
               under this subsection (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subsection (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subsection (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
               (i) the indemnifying party either agrees to pay the same,
               (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                              If the indemnification provided for in this
               subsection (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                              In connection with any registration pursuant
               to subsection (a) or (b) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subsection (e).

                              (f)  Miscellaneous Reporting.  Issuer shall
               comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

                              (g)  Issue Taxes.  Issuer will pay all stamp
               taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

                          9. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

                          10. Division of Option.  This Agreement (and the
               Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                         11.  Miscellaneous.

                              (a)  Expenses.   Each of the parties hereto
               shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                              (b)  Waiver and Amendment.  Any provision of
               this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                              (c)  Entire Agreement: No Third-Party
               Beneficiary; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to subsection (h) of this Section 14) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder or Owner to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 3(as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder or Owner to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                              (d)  Governing Law.  This Agreement shall be
               governed and construed in accordance with the laws of the State of Florida without regard to any applicable conflicts of law rules.

                              (e)  Descriptive Headings.  The descriptive
               headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                              (f)  Notices.  All notices and other
               communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                    If to Issuer to:    BancFlorida Financial Corporation
                                        5801 Pelican Bay Boulevard
                                        Naples, Florida 33963

                                        Telecopy Number: (813) 591-7896

                                        Attention:  Rudolf P. Guenzel
                                        President and Chief Executive
                                        Officer


                     with a copy to:    Cummings & Lockwood
                                        Ten Stamford Forum
                                        P.O. Box 120
                                        Stamford, Connecticut 06904
                                        Telecopy Number: (203) 351-4359

                                        Attention:  Paul G. Hughes

                   If to Grantee to:    First Union Corporation
                                        One First Union Center
                                        Charlotte, North Carolina  28288-0013
                                        Telecopy Number: (704) 374-3425

                                        Attention: Edward E. Crutchfield, Jr.
                                        Chairman and Chief Executive Officer

                    with a copy to:     First Union Corporation
                                        One First Union Center
                                        Charlotte, North Carolina 28288-0013
                                        Telecopy Number: (704) 374-3425

                                        Attention: Marion A. Cowell, Jr.
                                        General Counsel

                              (g)  Counterparts.  This Agreement and any
               amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                              (h)  Assignment.  Neither this Agreement nor
               any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                              (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                              (j)  Specific Performance.  The parties
               hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                         IN WITNESS WHEREOF, Issuer and Grantee have caused
               this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                              BANCFLORIDA FINANCIAL CORPORATION



                                              By: /s/ Rudolf P. Guenzel
                                              Name: Rudolf P. Guenzel
                                              Title: President and Chief
                                                      Executive Officer


                                              FIRST UNION CORPORATION



                                              By: /s/ Keith D. Lembo
                                              Name: Keith D. Lembo
                                              Title: Senior Vice President

                                                           Exhibit B

               AGREEMENT, dated as of January 17, 1994, by and between William R. Berkley (the "Holder"), BancFlorida Financial Corporation ("BancFlorida") and First Union Corporation ("First Union").

               WHEREAS, the Holder is the owner of 1,138,000 shares of Cumulative Convertible Preferred Stock of BancFlorida(the "Preferred Shares"), representing all the issued and outstanding shares of such preferred stock;

               WHEREAS, First Union and BancFlorida are prepared to enter into an Agreement and Plan of Mergers (the "Plan") dated as of the date hereof;

               WHEREAS, in order to induce First Union to enter into the Plan, the Holder and BancFlorida have agreed to enter into this Agreement;

               NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the parties hereto agree as follows:

               1. The Holder shall vote all the Preferred Shares (and any common shares of BancFlorida into which Preferred Shares have been converted ("Converted Common Shares")) in favor of the Plan and the transactions contemplated thereby at the meeting of stockholders of BancFlorida called for that purpose.

               2. The Holder agrees that it will accept the consideration provided for in the Plan in exchange for the Preferred Shares as provided in Section 2.01 of the Plan.

               3. The Holder agrees that the Plan and Stock Option Agreement dated as of the date hereof between First Union and BancFlorida will not result in any change in the conversion price for the Preferred Shares. BancFlorida and First Union agree that no amendment will be made to the Plan or the Stock Option Agreement referred to below which would result in any change to the conversion price for the Preferred Shares.

               4. Except as set forth below in paragraph 7 of this Agreement, the Holder agrees that it will not sell or transfer any Preferred Shares to any other party unless such party enters into an agreement, satisfactory to First Union, to abide by all the terms of this Agreement as if such party were the Holder. Nothing provided herein shall prevent the Holder from selling any Converted Common Shares, except that Holder agrees that Holder will not sell or transfer any Converted Common Shares to any

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


          person or entity who or which has made a proposal to engage in an Acquisition Transaction (as defined in the Stock Option Agreement referred to above) or to any person or entity acting in concert with or on behalf of such first person or entity.

               5. During the period that this Agreement is in effect, BancFlorida agrees that it will not exercise any redemption rights it may have with respect to the Preferred Shares.

               6. The parties hereto agree that this Agreement shall terminate and be of no further force and effect if the Plan is terminated in accordance with its terms or if the Board of Directors of BancFlorida withdraws its endorsement of the transactions contemplated by the Plan.

               7. BancFlorida hereby (i) acknowledges and confirms the Holder's demand under the Registration Agreement dated January 13, 1989 between BancFlorida and the Holder, to register the Converted Common Shares, and (ii) agrees to commence all necessary steps to register the same notwithstanding any contrary provisions which may be contained in such Registration Agreement. Notwithstanding the foregoing, it is understood and agreed that Holder has no affirmative obligation to convert the Preferred Shares into Converted Common Shares.

               8. During the period that this Agreement is in effect, BancFlorida agrees to use its best efforts to maintain the required regulatory approvals to pay dividends on the Preferred Shares in accordance with the applicable provisions of BancFlorida's Certificate of Incorporation and First Union agrees to cooperate with BancFlorida in connection with such efforts.
          If BancFlorida is not able to maintain such approval and as a result is not able to pay Holder any of such dividends on the Preferred Shares, First Union agrees to pay such omitted dividends plus interest from the date of arrearage at the Effective Federal Funds Rate to Holder on the effective date of the acquisition of BancFlorida by First Union pursuant to the Plan, in cash, or at the option of First Union, in shares of First Union common stock with a value (on such effective date) equal to the amount of such omitted dividends.

               9.   The Holder represents and warrants:

               (i) the Holder has good title to the Preferred Shares and owns the Preferred Shares free and clear of any rights, claims, encumbrances, liens, interests or restrictions of any nature whatsoever, including, without limitation, any restrictions on the voting of the Preferred Shares or any rights of others to vote, or to participate (including by consultation) in the voting of, the Preferred Shares; and

               (ii) this Agreement has been duly authorized by all necessary action on the part of the Holder and is a valid and legally binding agreement enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

               (iii) the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Holder, does not and will not constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Holder or to which the Holder is subject or bound, or require any consent or approval under such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.

               10. BancFlorida represents and warrants that its representations and warranties in the Plan apply equally to this Agreement.

               11. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart has been signed by each party hereto.

               IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

                                             FIRST UNION CORPORATION


                                             By: /s/ Kenneth R. Stancliff
                                             Name: Kenneth R. Stancliff
                                             Title: Senior Vice President


                                             BANCFLORIDA FINANCIAL
                                             CORPORATION

                                             By: /s/ Rudolf P. Guenzel
                                             Name: Rudolf P. Guenzel
                                             Title: President and Chhief
                                                      Executive Officer

                                             /s/ William R. Berkley
                                             William R. Berkley





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